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                                   EXHIBIT 11

               SYBRON INTERNATIONAL CORPORATION AND SUBSIDIARIES

                      COMPUTATION OF PER SHARE EARNINGS
                    (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                     Three Months Ended
                                                         December 31,
                                                         1996      1995
                                                         ----      ----
        Primary:
        Net income ........................             $15,403  $11,722
                                                         ======   ======


         Shares
          Weighted average Common shares ..              46,980   46,552
          Common equivalent shares ........               1,641      930
                                                         ------   ------
                                                         48,621   47,482
                                                         ======   ======

          Primary earnings per share ......             $   .32  $   .25
                                                         ======   ======



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